Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2003 relating to the financial statements and the financial statement schedule of Pacer International, Inc., which appears in the Registration Statement on Form S-3 (No. 333-106774). We also consent to the reference to us under the heading “Experts” in that Registration Statement (No. 333-106774).

/S/    PRICEWATERHOUSECOOPERS LLP

San Francisco, California

July 17, 2003